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                                                                       EXHIBIT 5

    [LETTERHEAD OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. APPEARS HERE]

                                 March 6, 1998


American Telesource International, Inc.
12500 Network Blvd., Suite 407
San Antonio, Texas  78249

Gentlemen:

     We have acted as counsel to American Telesource International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate 53,505,734 shares of the Company's $.001 par value common stock (the "Common Stock") issuable in connection with (a) the Arrangement (the "Arrangement Shares"), as defined and described in the Proxy Statement-Prospectus included in the Registration Statement (herein defined), and (b) warrants of American Telesource International Inc., an Ontario corporation ("ATSI-Canada") (the "Warrant Shares"), which warrants, in accordance with their terms, are exercisable after the effective date of the Arrangement for shares of Common Stock of the Company; the Arrangement Shares and Warrant Shares are to be offered upon the terms and subject to the conditions set forth in the Registration Statement on Form S-4 (the Registration Statement, as amended at the time it becomes effective, being herein referred to as the "Registration Statement") relating thereto filed with the Securities and Exchange Commission on the date hereof. The 53,505,734 shares of Common Stock covered by the Registration Statement represent the aggregate of
(y) the maximium number of ATSI-Canada common shares to be outstanding on the effective date of and immediately prior to the effective time of the Arrangement, and (z) the number of ATSI-Canada common shares issuable upon exercise of exercisable warrants to be outstanding on the effective date of and immediately prior to the effective time of the Arrangement.

     In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of these records, certificates and other instruments submitted to

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[SECOND PAGE LETTERHEAD OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. APPEARS
HERE]

American Telesource International, Inc.
March 6, 1998 - Page 2
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us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Arrangement Shares and Warrant Shares are duly and validly authorized, and, (a) assuming the Arrangement has become effective, in accordance with the terms of the Arrangement Agreement and the Registration Statement, when issued, delivered and paid for in accordance with the terms of the Registration Statement, the Arrangement Shares will be duly and validly issued, fully paid and nonassessable, and, (b) assuming the Arrangement has become effective, in accordance with the terms of the Arrangement Agreement and the Registration Statement, when issued, delivered and paid for upon due exercise in accordance with the terms of the Registration Statement and agreements governing the warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable. For purposes of the opinions expressed above, we have assumed the validity of the Arrangement under Canadian law and that the Arrangement Shares and Warrant Shares will be evidenced by appropriate certificates properly executed and delivered. For purposes of the opinion expressed in (b) above, we have assumed (i) that the warrant agreements relating to the Warrant Shares were duly authorized in accordance with applicable law and represent valid and binding obligations of ATSI-Canada enforceable against ATSI-Canada in accordance with their respective terms, (ii) that after the effective date of the Arrangement the warrant agreements will represent valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, and (iii) that, at the time of issuance of the Warrant Shares, the Company will have sufficient authorized and unissued shares of Common Stock available for issuance.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Proxy Statement-Prospectus included as part of the Registration Statement. This opinion supercedes and replaces the opinion filed as an exhibit to Amendment No. 3 to the related Registration Statement (No. 333-0557) filed with the Securities and Exchange Commission on December 3, 1997.


                                   Very truly yours,


                                   /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                   --------------------------------------------
                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.